Exhibit 99.2

                        SJW CORP. ANNOUNCES
                    SALE OF NONUTILITY PROPERTY


     SAN JOSE, CA, October 5, 2005, SJW Corp. (AMEX:SJW) announced that SJW Land Company, its wholly owned subsidiary, sold its 2.6 acres property located at Reservoir Road, Los Gatos, California for $4,200,000 on September 30, 2005. SJW Corp. recognized an after-tax gain on sale of nonutility property of approximately $1,100,000 or $0.12 per share.




This press release may contain certain forward-looking statements including but not limited to statements relating to SJW Corp.'s plans, strategies, objectives, expectations and intentions, which are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of SJW Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. SJW Corp. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.